Exhibit 5

JOINT FILING STATEMENT

I, the undersigned, hereby express my agreement that the attached Schedule 13D (and any amendments thereto) relating to the Common Stock of IronNet, Inc. is filed on behalf of each of the undersigned.

Dated: September 7, 2021

ForgePoint Cybersecurity Fund I, L.P.
By:	ForgePoint Cybersecurity GP-I, LLC, its General Partner

By:	/s/ Donald R. Dixon
Manager

ForgePoint Cyber Affiliates Fund I, L.P.
By:	ForgePoint Cybersecurity GP-I, LLC, its General Partner

By:	/s/ Donald R. Dixon
Manager

ForgePoint Cyber Co-Investors I, L.P.
By:	ForgePoint Cybersecurity GP-I, LLC, its General Partner

By:	/s/ Donald R. Dixon
Manager

ForgePoint Cyber Co-Investors I-B, L.P.
By:	ForgePoint Cybersecurity GP-I, LLC, its General Partner

By:	/s/ Donald R. Dixon
Manager

ForgePoint Cyber Co-Investors I-C, L.P.
By:	ForgePoint Cybersecurity GP-I, LLC, its General Partner

By:	/s/ Donald R. Dixon
Manager

ForgePoint Cyber Co-Investors I-E, L.P.
By:	ForgePoint Cybersecurity GP-I, LLC, its General Partner

By:	/s/ Donald R. Dixon
Manager

ForgePoint Cybersecurity GP-I, LLC

By:	/s/ Donald R. Dixon
Manager

/s/ Donald R. Dixon
Donald R. Dixon

/s/ Juan A. Yepez
Juan A. Yepez

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